Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS 16% REVENUE GROWTH FOR THIRD QUARTER 2014
Record Revenues Driven by Robust Sales Growth in Europe and China
Company Leverages Operating Model as Gross Margin Climbs to 54.6% and Net Income Growth Outpaces Increase in Revenue
OXFORD, Mass. – October 28, 2014 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the third quarter ended September 30, 2014.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share data)	2014	2013	% Change	2014	2013	% Change
Revenue	$199.7	$172.2	16%	$562.4	$482.2	17%
Gross margin	54.6%	53.9%		53.8%	53.6%
Operating income	$77.6	$59.8	30%	$204.1	$169.3	21%
Operating margin	38.9%	34.7%		36.3%	35.1%
Net income attributable to IPG Photonics Corporation	$55.2	$42.3	30%	$144.0	$119.2	21%
Earnings per diluted share	$1.05	$0.81	30%	$2.73	$2.28	20%
IPG delivered a 16% increase in revenue for the third quarter to a record $199.7 million and net income rose 30% year-over-year. Excluding foreign exchange gains and losses, net income grew by 21% year-over-year.
"These results demonstrate our fiber lasers' continued penetration of large scale applications, our ability to capitalize on growing demand for several key applications, as well as the leverage we have in our operating model," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer.
Sales for materials processing applications grew by 17% primarily due to increased demand for metal cutting, marking and engraving and additive manufacturing. Strong sales across IPG's entire fiber laser product portfolio contributed to the year-over-year revenue growth. Sales of high-power lasers increased by 10% driven by very strong demand for cutting applications. Medium-power laser sales were up 45% and low-power sales grew 14%. Pulsed laser sales were up 11%, driven by traction in China, where IPG recently launched a new low-power, low-cost pulsed laser. QCW laser sales increased by 122%, partly driven by IPG's successful penetration of OEMs for turbine blade drilling and, in particular, fine welding applications.
Geographically, IPG achieved robust sales growth in Europe and China, with both up more than 20% from last year, as well as strong growth in Turkey and the rest of Asia, excluding Japan. Lower sales in the U.S. and Japan partially offset the strong growth elsewhere.
The Company generated $47.2 million in cash from operating activities and finished the quarter with cash and cash equivalents of $487.5 million after using $28.9 million to finance capital expenditures during the third quarter.
Business Outlook and Financial Guidance
"Entering the fourth quarter, we remain focused on generating profitable growth by expanding business with existing OEMs, establishing new OEM partnerships, and qualifying IPG's fiber lasers for new applications. We are confident in the growing share that fiber lasers have in both laser markets and non-laser applications and our position as the most dynamic and innovative laser company. IPG will continue to make strategic investments that enhance our product pipeline and expand our worldwide infrastructure to capitalize on the many opportunities available to us," concluded Dr. Gapontsev.

IPG Photonics expects revenue in the range of $190 million to $205 million for the fourth quarter of 2014. The Company anticipates earnings per diluted share in the range of $0.86 to $1.01 based on 52,792,000 diluted common shares, which includes 52,088,000 basic common shares outstanding and 704,000 potentially dilutive options at September 30, 2014.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, product demand, order cancellations and delays, competition and general economic conditions. This guidance is subject to the risks outlined in the Company's reports with the SEC, and assumes that exchange rates remain at present levels.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights today, October 28, 2014 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the "Investors" section of the Company's website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. Interested parties that are unable to listen to the live call may access an archived version of the webcast, which will be available for approximately one year on IPG's website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, generating profitable growth through expanding the Company's business with existing OEMs, finding new OEMs and applications and qualifying IPG's fiber lasers for new applications, growing the share that fiber lasers have in both laser markets and non-laser applications, IPG's position as the most dynamic and innovative laser company, continuing to make strategic investments that enhance the product pipeline, expanding worldwide infrastructure, and guidance for the fourth quarter of 2014. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of downturns in the markets served; uncertainties and adverse changes in the general economic conditions of markets; the Company's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; foreign currency fluctuations; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; building and expanding field service and support operations; inability to manage risks associated with international customers and operations; and other risks identified in the Company's SEC filings. Readers are encouraged to refer to the risk factors described in the Company's Annual Report on Form 10-K (filed with the SEC on February 28, 2014) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
NET SALES	$199,651	$172,152	$562,430	$482,175
COST OF SALES	90,561	79,339	259,829	223,799
GROSS PROFIT	109,090	92,813	302,601	258,376
OPERATING EXPENSES:
Sales and marketing	7,496	6,801	22,708	19,514
Research and development	13,447	11,501	39,593	30,782
General and administrative	14,172	13,175	40,212	37,814
(Gain) loss on foreign exchange	(3,614)	1,563	(4,039)	972
Total operating expenses	31,501	33,040	98,474	89,082
OPERATING INCOME	77,589	59,773	204,127	169,294
OTHER INCOME (EXPENSE), NET:
Interest (expense) income, net	(4)	63	(143)	(25)
Other income, net	162	218	735	49
Total other income (expense)	158	281	592	24
INCOME BEFORE PROVISION FOR INCOME TAXES	77,747	60,054	204,719	169,318
PROVISION FOR INCOME TAXES	(22,547)	(17,716)	(60,705)	(50,133)
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$55,200	$42,338	$144,014	$119,185
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$1.06	$0.82	$2.77	$2.32
Diluted	$1.05	$0.81	$2.73	$2.28
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	52,088	51,495	52,060	51,474
Diluted	52,792	52,367	52,780	52,346

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2014	2013	2014	2013
Cost of sales	$1,091	$842	$3,022	$2,324
Sales and marketing	318	327	1,125	928
Research and development	803	512	2,229	1,377
General and administrative	1,683	1,450	4,691	3,975
Total stock-based compensation	3,895	3,131	11,067	8,604
Tax benefit recognized	(1,265)	(996)	(3,560)	(2,772)
Net stock-based compensation	$2,630	$2,135	$7,507	$5,832

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF ACQUISITION RELATED COSTS IN COST OF SALES

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2014	2013	2014	2013
Cost of sales
Step-up of inventory (1)	$—	$456	$—	$1,318
Amortization of intangible assets (2)	157	179	469	541
Total acquisition related costs	$157	$635	$469	$1,859

(1)	Amount relates to Microsystems step-up adjustment on inventory sold during the period

(2)	Amount relates to intangible amortization expense during periods presented including amortization of acquired patents

IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(In thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$487,518	$448,776
Accounts receivable, net	136,629	103,803
Inventories	179,476	172,700
Prepaid income taxes and income taxes receivable	20,940	15,996
Prepaid expenses and other current assets	23,464	30,836
Deferred income taxes, net	15,227	14,232
Total current assets	863,254	786,343
PROPERTY, PLANT AND EQUIPMENT, NET	271,286	252,245
DEFERRED INCOME TAXES, NET	9,674	4,799
INTANGIBLE ASSETS, NET	9,847	9,564
GOODWILL	455	455
OTHER ASSETS	30,872	7,810
TOTAL	$1,185,388	$1,061,216
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$2,276	$3,296
Current portion of long-term debt	11,667	1,333
Accounts payable	18,969	18,787
Accrued expenses and other liabilities	66,862	59,336
Deferred income taxes, net	3,151	2,109
Income taxes payable	25,088	15,218
Total current liabilities	128,013	100,079
DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	20,672	21,835
LONG-TERM DEBT, NET OF CURRENT PORTION	—	11,333
Total liabilities	148,685	133,247
COMMITMENTS AND CONTINGENCIES
IPG PHOTONICS CORPORATION STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 52,164,154 shares issued and outstanding at September 30, 2014; 51,930,978 shares issued and outstanding at December 31, 2013	5	5
Additional paid-in capital	556,401	538,908
Retained earnings	534,771	390,757
Accumulated other comprehensive loss	(54,474)	(1,701)
Total IPG Photonics Corporation stockholders’ equity	1,036,703	927,969
TOTAL	$1,185,388	$1,061,216

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2014	2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$144,014	$119,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,409	23,414
Provisions for inventory, warranty & bad debt	19,906	18,203
Other	1,030	2,354
Changes in assets and liabilities that (used) provided cash:
Accounts receivable/payable	(36,602)	(28,950)
Inventories	(30,220)	(43,705)
Other	(450)	(29,540)
Net cash provided by operating activities	124,087	60,961
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of and deposits on property, plant and equipment and other	(74,723)	(48,333)
Proceeds from sales of property, plant and equipment	418	202
Acquisition of businesses	—	(5,555)
Other	66	442
Net cash used in investing activities	(74,239)	(53,244)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	(785)	(895)
Principal payments on long-term borrowings	(1,000)	(2,519)
Tax benefits from exercise of employee stock options	2,696	3,610
Exercise of employee stock options and issuances under employee stock purchase plan	3,730	3,228
Net cash provided by financing activities	4,641	3,424
EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(15,747)	3,161
NET INCREASE IN CASH AND CASH EQUIVALENTS	38,742	14,302
CASH AND CASH EQUIVALENTS — Beginning of period	448,776	384,053
CASH AND CASH EQUIVALENTS — End of period	$487,518	$398,355
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$302	$190
Cash paid for income taxes	$56,583	$74,107